UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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ING MUTUAL FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ING Russia Fund

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, AZ  85258-2034

We are writing to follow-up on proxy materials that were previously sent to you regarding a Special Meeting of Shareholders and to notify you that it has been adjourned to November 13, 2013 at 1:00 PM Arizona time.  Our records indicate that we have not received your vote. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting. By voting now you will help save on the cost of additional solicitation.

Please Vote Today!

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately.  You and all other Fund shareholders will benefit from your cooperation.

The Fund’s Board of Trustees recommends a vote “FOR” all proposals being voted on as detailed in you Notice of Special Meeting of Shareholders and Proxy Statement.  A copy of the Notice/Proxy Statement is available by calling the toll free number shown below.

1-800-848-2998

Your vote is needed immediately!

Please vote now to be sure your vote is received in time for the

November 13, 2013 Adjourned Special Meeting of Shareholders.

Voting takes only a few minutes. Thank you for your participation in this important matter.

Your Fund has made it very easy for you to vote.  Choose one of the following methods:

•                  Speak to a live proxy specialist by calling 1-800-848-2998. We can answer your questions and record your vote. (Open: M-F 8am – 10pm, Sat 11am – 5pm ET)

•                  Log on to www.proxyvote.com, enter your control number printed on the card, and vote by following the on-screen prompts.

•                  Call the phone number on your card, enter the control number printed on the card, and follow the touchtone prompts.

•                  Mail in your signed card in the postage-paid envelope provided.

RUSSIA-ADJ11.13

Dear Valued Shareholder:

I’d like to ask you for a moment of your time.  The ING Funds has attempted to contact you many times regarding a Special Meeting of Shareholders (the “Meeting”), requesting your vote on proposals for the ING Russia Fund. A majority of ING Russia Fund shareholders who have voted have voiced support for these proposals.

To date, we have not been successful in securing your vote.  Shareholder action is required to approve the proposals for the Fund, and your vote — regardless of the number of shares you own - is critical to the passage of these proposals.

As of today, we have not received enough favorable votes to pass these important proposals. As a result, the official shareholder meeting on these matters has been adjourned four times, and is now scheduled to reconvene on November 13, 2013, at 1:00 PM (Arizona Time)..

I ask you for your support in voting the enclosed proxy ballot.  Please sign, date and return your proxy in the return envelope provided.  Or, you may vote your shares by calling the toll-free number on your ballot, or vote via the internet at the website provided on your ballot.

On behalf of the Board of Trustees of the ING Funds, please accept my thanks for your participation in this important matter. We appreciate your continued confidence in the ING Funds, and we look forward to receiving your vote.

Sincerely,

Shaun P. Mathews,

President and Chief Executive Officer

PLEASE vote your shares today!

CALL 1-800-848-2998

Telephone voting is available Monday through Friday 8:00 AM to 10:00 PM (EST), and Saturday from 11:00 AM to 5:00 PM (EST). You may also vote by mail, automated telephone, or internet, as further detailed on the enclosed proxy card.